UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2005 (April 21, 2005)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-333-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On April 22, 2005, the Compensation Committee of the Board of Directors of Brocade Communications Systems, Inc. (the “Company”) approved a change of control agreement (the “Agreement”) for Ian Whiting, who will assume the position of Vice President, Worldwide Sales effective May 1, 2005. The Agreement will provide that if Mr. Whiting’s employment with the Company is terminated by the Company without cause or by Mr. Whiting for good reason within 12 months after a change of control of the Company, he will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 12 months of his base salary and target bonus, (b) Company-paid COBRA benefits for 12 months, and (c) full accelerated vesting of his existing stock options and the stock option that will be granted to him as a result of his promotion to the position of Vice President, Worldwide Sales. The Agreement will also provide that if Mr. Whiting’s employment with the Company is terminated without cause (other than within 12 months after a change of control of the Company), he will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 6 months of his base salary and 50% of his target bonus, and (b) Company-paid COBRA benefits for 6 months.

     This description of the Agreement is qualified by reference to the Agreement that will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending April 30, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On April 27, 2005, the Company issued a press release announcing that Robert R. Walker joined its Board of Directors on April 22, 2005. Mr. Walker was recommended for election by the Board the Directors’ Nominating and Corporate Governance Committee and was also appointed as a member of the Audit Committee of the Board of Directors. There was no arrangement or understanding pursuant to which Mr. Walker was elected. There are no related party transactions between Mr. Walker and the Company requiring disclosure under Item 404(a) of Regulation S-K. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year

     On April 21, 2005, the Board of Directors of the Company amended Article III, Section 3.2 of the Company’s bylaws to decrease the authorized number of directors of the Company from ten to eight to reflect the resignation of two directors prior to the Company’s 2005 Annual Stockholders Meeting. Subsequently, on April 22, 2005, the Board of Directors increased the authorized number of directors of the Company from eight to nine in conjunction with the appointment of Mr. Robert Walker to the Board of Directors. Article III, Section 3.2 of the Company’s bylaws, as amended, reads as follows:

     3.2 NUMBER

The authorized number of directors of the Corporation shall be nine (9). No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 27, 2005, announcing Brocade’s appointment of Robert R. Walker to the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 27, 2005	By:	/s/ Antonio Canova

Antonio Canova
Chief Financial Officer and Vice President, Administration

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 27, 2005, announcing Brocade’s appointment of Robert R. Walker to the Board of Directors.

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